FORM OF AMENDMENT TO THE

TRANSFER AGENCY AND REGISTRAR AGREEMENT

THIS AMENDMENT, effective February 25, 2005, is made to the Combined Transfer Agency and Registrar Agreement dated June 12, 2003 (the “Agreement”) by and among Munder Series Trust (“MST”), on behalf of each of its series, The Munder Framlington Funds Trust (“MFFT”), on behalf of each of its series, The Munder @Vantage Fund (“@Vantage”), and PFPC Inc. (“Transfer Agent”).

WHEREAS, the Munder Institutional Government Money Market Fund, a series of MST, was liquidated on December 13, 2004;

WHEREAS, the Munder International Growth Fund and the Munder Emerging Markets Fund were merged with and into the Munder International Equity Fund (each a separate series of MST) on February 4, 2005;

WHEREAS, the Munder Small Company Growth Fund was merged with and into the Munder Micro-Cap Equity Fund (each a separate series of MST) on February 25, 2005;

WHEREAS, on February 8, 2005, the Board of Trustees of MFFT approved the change in name of MFFT from The Munder Framlington Funds Trust to Munder Series Trust II (“MST II”); and

WHEREAS, in accordance with Section 19 of the Agreement, the parties desire to amend the Agreement to reflect these events.

NOW THEREFORE, the parties agree that the Agreement shall be amended as follows:

1. Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit 1.

2. All references in the Agreement to MFFT and The Munder Framlington Funds Trust are hereby deleted and replaced with references to MST II and Munder Series Trust II, respectively.

3. This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modified or is otherwise inconsistent with any provisions of the Agreement and related amendments, this Amendment shall control, but the Agreement and all related amendments shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND	PFPC INC.

By:	By:
Name:	Name:
Title:	Title:

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Dated: February 25, 2005

Exhibit 1

LIST OF PORTFOLIOS

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Future Technology Fund
Munder Index 500 Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet® Fund
Munder Power Plus Fund®
Munder Real Estate Equity Investment Fund
Munder S&P® MidCap Index Equity Fund
Munder S&P® SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

Munder Series Trust II
Munder Healthcare Fund

Munder @Vantage Fund
Munder @Vantage Fund

MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND	PFPC INC.

By:	By:
Name:	Name:
Title:	Title:

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